Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Annual Report on Form 10-K, of our report dated April 16, 2012, of Competitive Companies, Inc. relating to the financial statements as of and for the year ended December 31, 2011.

/s/M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 28, 2013